Exhibit 10.39

Dated the 12th day of October, 2010

Beijing Oriental Plaza Co., Ltd.

and

Huang Tonglian (WFOE)

(Lionbridge (Beijing) Technologies, Inc.)

TENANCY AGREEMENT

in respect of

Units 1, 2, 4 on Level 3, Office Tower W1

The Towers, Oriental Plaza,

No.1 East Chang An Avenue,

Dong Cheng District, Beijing, 100738, China

THIS TENANCY AGREEMENT made the 12th day of October, Two Thousand and Ten.

BETWEEN the party named and described as the Landlord in Part 1 of the Schedule hereto (“Landlord” which expression shall where the context admits include its successors and assignees) of the one part and the party named and described as Tenant in Part 1 of the Schedule hereto (“Tenant”) of the other part.

Whereas:

1. On 15 December 2004, the Landlord and entered into the tenancy agreement (“TA1”) in respect of Units 1, 8B, 9, 10, 11 on Level 9, Office Tower C1, The Towers, Oriental Plaza (“Premises 1”) for a term from 1 March 2005 to 29 February 2008.

2. On 8 August 2007, the Landlord and entered into another tenancy agreement (“TA01170”) in respect of Premises 1 for a term from 1 March 2008 to 28 February 2011 and of Units 1, 2, 3, 4, 5, 6 and 12 on Level 3, Office Tower W1, The Towers, Oriental Plaza (“Premises 2”) for a term from 1 November 2007 to 30 November 2010.

3. On 20 September 2007, the Landlord and the Tenant ( “Parties”) and entered into a first supplemental agreement (“TA01170S1”) and a second supplemental agreement (“TA01170S2”) to divide Unit 1 into Units 1A and 1B. took up the tenancy of Units 1A and 12 on Level 3, Office Tower W1, The Towers, Oriental Plaza and the Tenant took up the tenancy of Units 1B, 2, 3, 4, 5 and, 6 on Level 3, Office Tower W1, The Towers, Oriental Plaza from the Landlord directly.

4. On 1 January 2009, the Parties and entered into a third supplemental agreement (“TA01170S3”) to terminate TA01170S1 and TA01170S2. Units 1A and 1B have been reverted to become Unit 1. Under this third supplemental agreement, took up the tenancy of Units 3, 5, 6 and 12 on Level 3, Office Tower W1, The Towers, Oriental Plaza and the Tenant took up the tenancy of Units 1, 2 and 4 on Level 3, Office Tower W1, The Towers, Oriental Plaza (“Premises”) from the Landlord directly commencing from 1 January 2009.

Whereby the Parties agreed the renewal of the Premises as follows:

1. The Landlord shall let and the Tenant shall take All Those premises (“Premises”) in the building (“Building”) set out in Part 2 of the Schedule hereto which forms part of the development known as ORIENTAL PLAZA (“Development”) situate at No.1 East Chang An Avenue, Dong Cheng District, Beijing, the People’s Republic of China Together with all those fixtures fittings furniture or any other articles or things provided by the Landlord as set out in the Appendix Four hereto (“Fixtures and Fittings”) for the term set out in Part 3 of the Schedule hereto (“Term”) YIELDING AND PAYING therefor throughout the Term the rent (“Rent”) and management fees (“Management Fees”) set out in Part 4 of the Schedule hereto Subject to the terms and conditions hereinafter contained.

2. The Schedule hereto together with the Standard Conditions of the Tenancy Agreement (“Standard Conditions”) set out in Appendix One hereto as varied and/or modified by the Special Conditions (“Special Conditions”) specified in Appendix Two hereto and any other Appendices expressly annexed hereto shall form part of this Tenancy Agreement and shall be incorporated into this Tenancy Agreement.

SCHEDULE ABOVE REFERRED TO

This Schedule sets out the details and particulars of this Tenancy Agreement and unless the context otherwise requires the terms specified in this Schedule shall have the meanings therein ascribed to them.

Part 1 – the Parties

Landlord	:	Beijing Oriental Plaza Co., Ltd

Address	:	No.1, East Chang An Avenue, Dong Cheng District, Beijing, the People’s Republic of China (P.C. No.:100738)

Tenant	:

Address	:	Unit 3 on Level 3, Office Tower W1, The Towers, Oriental Plaza, No.1, East Chang An Avenue, Dong Cheng District, Beijing, the People’s Republic of China

Part 2 – the Premises

Premises:	Units 1,2,4 on Level 3 of the Building (as shown for identification purposes only coloured Red on the plan(s) annexed hereto as Appendix Three)

Building:	Office Tower W1 of the Towers at Oriental Plaza

Gross Floor Area:	Approx. 1,113 square metres (the gross floor area is for reference only and it includes the usable area of the Premises and a pro-rata share of the enclosing structural elements and the mechanical and electrical installation areas and common facilities for the day-to-day operation of the Building)

Part 3 – the Term

Term:	36 months (inclusive of the Commencement Date and the Expiry Date)

Commencement Date:	1 December 2010

Expiry Date:	30 November 2013

Part 4 – the Rent and the Management Fees

Rent:	Renminbi 161,385.00 per calendar month, payable according to the terms hereof

Management Fees:	Renminbi 38,955.00 per calendar month, payable according to the terms hereof

Part 5 – the Deposit and Advance Payment

Deposit:	An amount in Renminbi 601,020.00 by way of cash deposit

Advance Payment:	Renminbi 200,340.00 payable for the Rent and Management Fees from 1 December 2010 to 31 December 2010

Landlord:	Beijing Oriental Plaza Co., Ltd. (company chop)
General Manager:	Tom Cheung

(signature)
Office Address:	Level 12, Tower C2, The Towers, Oriental Plaza,
No.1 East Chang An Avenue, Dongcheng District, Beijing, China
Telephone:	8518 8888
Fax:	8518 6021

Tenant:	(company chop)
Legal Representative:

(signature)
Office Address:	Unit 3 on Level 3, Office Tower W1, The Towers, Oriental Plaza, No.1, East Chang An Avenue, Dong Cheng District, Beijing, the People’s Republic of China
Telephone:
Fax:
Postal Code:

Appendices

1. Appendix One:	Standard Conditions
2. Appendix Two:	Special Conditions
3. Appendix Three:	Coloured Floor Plan(s) of the Premises
4. Appendix Four:	Fixtures and Fittings
5. Appendix Five:	Coloured Floor Plan(s) of the Common Area

APPENDIX ONE ABOVE REFERRED TO – STANDARD CONDITIONS

Clause 1 – Rent and Management Fees etc.

The Tenant to the intent that the obligations hereunder shall continue throughout the Term hereby undertakes and agrees with the Landlord as follows:

1.1 (Rent and Management Fees) To pay the Rent the Management Fees and the handling charge of the cheques remittance or bank transfer on or before the first day of each and every calendar month (hereinafter the “Due Date”) (in the event that the first day in that calendar month is a statutory rest day or festival holiday, the Due Date shall be the last working day in the preceding calendar month) and in the manner provided in the Schedule hereto in advance clear of all deduction, set-off or withholding by way of cheques payable on demand drawn in favor of “Beijing Oriental Plaza Co., Ltd.” or or by remittance or bank transfer to the bank account designated by the Landlord in writing from time to time. The first and last payments shall be made proportionately (if applicable) according to the number of days included in the first and last months of the Term. The Management Fees shall include without limitation all contributions towards the costs of the Landlord and/or the property manager of the Building (“the Property Manager”) for and in providing central air-conditioning and heating, maintaining environmental hygiene of the Building including garbage disposal (excluding business or trade wastes of the Tenant), installing and maintaining common facilities, providing water, electricity and communication services for use in the common areas, taking out public liabilities insurance, fire insurance and such other insurance necessary against risks for managing the common areas of the Building, remuneration and other benefits for security guards and other property management personnel (including consultation fees payable to professionals where necessary) and administration cost (including the remuneration of the Property Manager) and any other building services provided by the Landlord and/or the Property Manager. The Landlord shall be entitled to prepare or revise the budget for the Management Fees periodically. The Tenant shall be notified in writing of any readjustment of the Management Fees, if any, and the effective date of such readjustment shall be specified in such notice.

1.2 (Advance Payment) Upon signing this Tenancy Agreement, the Tenant shall pay to the Landlord an advance payment in the sum set out in the Schedule hereto which is equivalent to the aggregate of (i) one (1) month’s Rent and Management Fees; and (ii) if the commencement date of the rental payment during the Term does not fall on the first date of a calendar month, the amount of Rent and the Management Fees calculated on a pro-rata basis in accordance with the number of days from the said commencement date to the last date of that calendar month under this Tenancy Agreement.

1.3 (Occupation Taxes) To pay and discharge all taxes charges impositions and other outgoings of an annual or recurring nature now or hereafter to be imposed and charged by all lawful authorities upon the Premises or upon the tenant or occupier thereof under the relevant laws and regulations and to produce to the Landlord such receipts or other evidence of any of the payments aforesaid as the Landlord may from time to time reasonably require.

1.4 (Charges) To discharge all outgoings or charges for telephone services, internet services, telecommunication services, electricity, water (if applicable), telephone lines and other services consumed in the Premises and all necessary connection fees and deposits (if any) for such services. The amount of rates and fees of such services stated in the invoices provided by the Landlord and/or the Property Manager shall be conclusive.

Clause 2 – Tenant’s Obligations

The Tenant to the intent that obligations hereunder shall continue throughout the Term hereby undertakes and agrees with the Landlord as follows:

2.1 (Compliance with regulations by-laws rules) To observe and comply with and to indemnify the Landlord against the breach of any legislation law regulation by-law rule and requirement stipulated by the government or other competent authorities from time to time relating to the use and occupation of the Premises or to any act deed or thing done suffered or omitted therein or thereon by the Tenant or any of its employee agent contractor invitee customer or visitor without prejudice to the foregoing to obtain such licence approval or permit required by the government or other competent authorities in connection with the Tenant’s use or occupation of the Premises prior to the commencement of the Tenant’s business and to maintain the same in force during the Term and to notify the Landlord forthwith in writing of any notice received from the government or any relevant authority concerning or in respect of the Premises or any obligation under this Clause.

2.2 (Obligation to take possession of property) To take possession of the Premises upon the Commencement Date by following all steps and procedures required by the Landlord, failing which possession shall be deemed to have been taken and the Term shall be deemed to have commenced on the Commencement Date without prejudice to other rights and remedies of the Landlord provided herein.

2.3 (Internal Fitting-out Works) To pay the fitting-out deposit as specified in the Management Regulations and to fit out the

Premises at the Tenant’s own cost and expenses in accordance with such plans and specifications as shall have been first approved in writing by the Landlord (such approval not to be unreasonably withheld), in a good and proper workmanlike manner and in all respects in a style and manner appropriate to a first class office building and so to maintain the same throughout the Term in good repair and condition. Delays in the submission or resubmission of fitting-out plans and specifications shall not in any event affect the commencement of the Term and the payment of the Rent the Management Fees and other amounts payable by the Tenant. The Tenant shall not cause suffer or permit any amendment or variation to be made to the approved fitting-out plans and specifications or to the interior design or layout of the Premises without the prior approval in writing of the Landlord (such approval not to be unreasonably withheld) and in the event of such approval being requested for it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord all special deposit(s) reserved in the Management Regulations hereinafter described. If the Tenant shall alter or permit the alteration of the approved fitting-out plans and specifications or the interior decoration or layout of the Premises, the Tenant shall provide the Landlord with a satisfactory “Opinion on Inspection and Acceptance of Construction Project Fire Prevention” issued by the Beijing Municipal Public Security Bureau Fire Department in respect of all proposed variations or modifications, failing which the Tenant shall be deemed to be in breach of Clause 7.1 hereof. For the avoidance of doubt, it is hereby expressly agreed that:

(i)	the Landlord’s approval to the Tenant’s fitting-out plans and specifications as above shall not exonerate the Tenant from its obligation to seek, at its own costs, the appropriate approval(s) from all relevant competent government authorities to the fitting-out plans and specifications that the Landlord has approved before commencing the fitting-out works; and

(ii)	the Landlord shall not be responsible for any consequence resulting from the Tenant’s non-compliance with any requirement prescribed by the said relevant competent government authorities.

2.4 (Repair obligations) To keep all the interior non-structural parts of the Premises including flooring and interior plaster or other finishes or rendering to walls floors and ceilings the Landlord’s fixtures and fittings therein and all additions thereto including but not limited to all doors windows electrical installations wiring ducting and piping therein in good clean tenantable and proper repair and condition and properly preserved and painted.

2.5 (Injury and damage to property, indemnity and insurance) During the term of the Tenancy Agreement, the Tenant shall be responsible for, and shall indemnify the aggrieved party who suffered from personal injury or death and/or property loss directly due to any damage of the Premises or any part thereof, or fire, explosion, water damage or smoke emission occurs at the Premises, or any act, default or negligence of the Tenant or its employee, agent, contractor, authorized person, invitee, customer or visitor. The Tenant shall also be legally liable to indemnify the Landlord against any claims demands actions and legal proceedings whatsoever made upon the Landlord by any person (including a third party).

The Tenant is required to effect insurance cover over the Premises for the whole period of the Term specified herein with a reputable insurance company on public liabilities which shall include, but not limited to, damage to the Premises or any part thereof or fire, explosion, water damage or smoke emission occurs at the Premises, or any personal injury or death and/or property loss or damage caused by any act, default or negligence of the Tenant or its employee, agent, contractor, authorized person, invitee, customer or visitor, with an insured amount not less than Renminbi 8,000,000.00 yuan (per claim) or such reasonable insured amount which may be stipulated by the Landlord from time to time and the insurance policy shall contain a provision to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled, modified or restricted, and the coverage or insured amount shall not be reduced or the deductible amount shall not be increased unless the Landlord’s prior written consent is obtained. The insurance policy taken out by the Tenant shall include but not limited to provisions in respect of the following:

1.	fire, explosion, smoke emission and water damage liabilities;

2.	cross liabilities;

3.	contractual obligations;

4.	Tenant’s obligations;

5.	personal injuries; and

6.	the Premises’ modification, expansion, repairs and maintenance.

The Tenant shall, prior to the date of taking possession of the Premises, provide to the Landlord a copy of the cover note of such policy and the receipt for the paid premium or a letter of confirmation from the insurer, so as to prove that it has already taken out adequate insurance cover pursuant to the above requirements. The Tenant shall also within two months from the date of taking possession of the Premises provide to the Landlord a copy of the above insurance policy for record. In the event that the above policy expires during the Term of the lease of the Premises, the Tenant shall renew the insurance policy without delay and shall within one month from the expiry date of the preceding insurance policy provide to the Landlord a copy of the renewed policy together with the receipt for the paid premium or a letter of confirmation from the insurer for record.

2.6 (Replacement of windows or curtain wall) To pay and reimburse the Landlord the costs of replacing all broken or damaged windows, glass or curtain wall resulting from the act or neglect of the Tenant its employee agent contractor invitee customer or visitor.

2.7 (Entry by Landlord) To permit the Landlord and its authorized persons at all reasonable times upon notice to enter and view the state of repair of the Premises to take inventories of the fixtures and fittings therein and to carry out any necessary works repairs or maintenance to the Premises or the Building provided that in the event of an emergency the Landlord its employees or agents may enter without notice and forcibly if need be and for this purpose, the Tenant shall inform the Landlord of the presence and nature of any security system installed by the Tenant in the Premises.

2.8 (Notice of repair) On receipt of any notice from the Landlord or its authorized representative specifying any repairs which are required to be carried out and which are the responsibility of the Tenant hereunder forthwith to put in hand and execute the same without delay. Failure by the Tenant so to do will entitle the Landlord or its employees or agents to enter upon the Premises and forcibly if need be to carry out any such works or repairs at the expense of the Tenant.

2.9 (Inform Landlord of damage) To give notice in writing to the Landlord of any personal injury occurred in and any damage that may be suffered to the Premises and of any accident to or defects in the water pipes electrical wiring or fittings fixtures or other facilities provided by the Landlord.

2.10 (Directory boards) To pay the Landlord immediately upon demand the cost of affixing repairing altering or replacing as necessary the Tenant’s name in lettering or characters to the directory boards provided by the Landlord.

2.11 (Viewing Advertising and Reletting) To permit at all reasonable times upon prior notice during the three calendar months immediately preceding the expiration of the Term prospective tenants or licencees to inspect the Premises and part thereof.

2.12 (Management Regulations) To observe and perform and comply with any of the provisions contained in the Management Regulations as may from time to time be adopted by the Landlord pursuant to Clause 9.1 hereof.

2.13 (Deeming acts and defaults) To be responsible to the Landlord for any breach non-observance non-performance of the terms conditions agreements or stipulations by and the acts neglects omissions and defaults of all employees agents contractors invitees customers or visitors of the Tenant which shall be deemed to be the breach non-observance non-performance of the terms conditions agreements or stipulations by and the acts neglects omissions and defaults of the Tenant itself.

2.14 (Delivery of Premises and handover) Upon expiry or termination of this Tenancy Agreement for whatsoever reasons, the Tenant shall in accordance with this Clause reinstate the Premises to its original condition as a bare shell as at the time when the Premises are delivered to the Tenant that is, the Tenant shall dismantle any fixtures fittings or additions or alterations made by the Tenant to the Premises after taking possession so as to reinstate the Premises to its original condition as a bare shell, including but without limitation, reinstating the open sprinkler system at the ceiling, smoke detectors, removing and returning all fan coils, air conditioning thermostat, lamp plate, outgoing vent, incoming vent, ceiling and accessory materials (the quantity of which is to be checked at the scene in accordance with the standard mechanical and electrical installation list of the district in which the Premises situate, the Tenant shall make up all the shortfall or compensate for the damages or deterioration of the materials and the Tenant agrees to the deduction of the amount of damages from the Deposit by the Landlord according to the Landlord’s quotation) and shall deliver the Premises to the Landlord together with all the fixtures, installation and additional facilities. The returned Premises together with all fixtures, fittings and ceiling accessory materials therein and thereto shall be in a complete, good, clean, tenantable and properly repaired condition. The Tenant shall not be entitled to claim any compensation or damages from the Landlord in respect of any fixtures fittings or additions made by the Tenant to the Premises. Upon the expiry of this Tenancy Agreement or its sooner determination, the Tenant shall remove its personal belongings, fixtures, fittings and additions and be responsible for the removal costs and transportation costs. Should there be any damage caused to the Premises and the fixtures, fittings and additions which ought to be returned to the Landlord during the course of such removal, the Tenant shall remedy such damage in a proper and proficient manner to the satisfaction of the Landlord. Should the Tenant be unable to fulfill the aforesaid obligation(s) in accordance with the Landlord’s requirement(s), the Tenant agrees to pay a sum of RMB 800.00 per square meter to the Landlord as removal and transportation costs, irrespective of whether the Landlord deals with such works itself or hires contractor to perform the same instead. The Tenant shall surrender to the Landlord all keys giving access to all parts of the Premises and permit the Landlord to remove, at the Tenant’s expenses, all letters and characters in relation to the Tenant from the directory boards and from all the doors, walls or windows of the Premises and to make good any damage caused by such removal. If the Tenant fails to reinstate the Premises (except where both parties agree to have the internal fittings, decoration or attachments retained) and to deliver up vacant possession of the Premises on the expiry or sooner determination of the Term of this tenancy according to the provisions of this Clause, the Tenant shall pay to the Landlord an overstay payment (which is equivalent to twice the amount of the daily Rent and Management Fee of the Premises) each day during the period of overstay by the Tenant (“Overstay”). The acceptance of such overstay payment by the Landlord shall not be deemed to operate as a consent given by the Landlord for the Tenant’s Overstay and the Landlord shall be entitled to object to such Overstay by the Tenant. Further, notwithstanding the payment by the Tenant of such overstay payment, upon expiration or sooner determinations of the Term, where there are still articles fixtures or fittings remained or abandoned in or at the Premises, the Landlord is entitled to disconnect the supply of electricity, air-condition, water, telephone, internet and / or other services and supplies to the Premises without prior notice and to take possession of the Premises. The Tenant hereby agrees to relinquish its ownership of such articles and agrees that the Landlord is entitled to freely dispose of the same including but not limited to the disposal, realization etc of such articles. Any gain realized therefrom (if any) shall belong to the Landlord and any costs incurred (if any) shall be borne by the Tenant and the Landlord shall not be accountable to the Tenant or any other person(s) for any loss or damage arising from such disposal in any manner. Further, the Landlord is entitled to refuse entry into the Premises by the Tenant or its employee, agent, contractor, authorized person, invitee, customer or visitor upon the expiration or sooner determination of the Term (notwithstanding the Tenant’s payment of the Overstay payment) and the Tenant shall be liable for all risks and consequences arising out therefrom.

2.15 (Electronic Installations, circuits, piping and ducting)

(i)	For those electronic installations, circuit, piping or ducting including but not limited to electric cables, telephone lines and internet lines, pipes for condensing water (if applicable) taps and water pipes for domestic water (if applicable), drain pipes (if applicable) from the connection points of the Landlord to the Premises of the Tenant may be installed by the Tenant provided written consent is given by the Landlord and the expenses for installation works shall be borne by the Tenant. The ownership of such installations, circuits, piping and ducting as installed by the Tenant shall belong to the Tenant and the Tenant shall be solely responsible for their repair and maintenance. If the Tenant has carried out the aforesaid installation works, the Landlord may request the Tenant to pay usage fee or occupation fee for such privately installed electronic installations, circuits, piping and ducting and the Landlord may enter into an agreement with the Tenant in this connection. Upon termination of the Tenancy Agreement (including early termination for whatsoever reasons), the Tenant shall at its own costs dismantle the said electric installations, circuits, piping and ducting installed and reinstate the affected areas to their original state and condition. In the event that the Building or other equipment or facilities of the Building or any premises of other tenants or the Premises and any fixtures, facilities, installation and additional equipment to be returned to the Landlord are damaged during the course of installation, repair, maintenance and dismantling, the Tenant shall make compensation on a full indemnity basis. The provisions of Clause 2.14 in Appendix One of the Tenancy Agreement shall apply to the aforesaid electronic installation, circuits, piping and ducting installed by the Tenant.

(ii)	To repair and replace any electrical installation wiring ducting or piping installed by the Tenant if the same becomes dangerous or unsafe or if so reasonably required by the Landlord or by the relevant utilities company and the Tenant shall retain the Landlord’s one of the recognised contractors for the electrical work of the fire-service system (including thermometric sensor and smoke detection system) and the wiring works from the meter room to the Tenant’s main switch. The Tenant shall permit the Landlord or its agents to test the fire-service, air-conditioning and wiring ducting or piping installed by the Tenant in the Premises at any reasonable time upon request being made.

2.16 (Cleaning and cleaning contractors) To keep the Premises including, where the Tenant occupies the entire floor(s), the lift lobby(ies) on the floor(s) of the Building occupied by the Tenant at all times in a clean and sanitary state and condition.

2.17 (Cleaning of drains) To pay to the Landlord on demand all costs incurred by the Landlord in clearing repairing or replacing any of the drains pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee agent contractor invitee guest or visitor of the Tenant and to indemnify the Landlord against any costs claims or damages caused thereby or arising therefrom.

2.18 (Precautions against bad weather) To take all reasonable precautions to protect the Premises against damage by storm heavy rainfall heavy snowfall or the like and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

2.19 (Outside windows and doors) To keep all outside windows and doors closed and in the event of there being any loss or damage to the heating system, water pipes or other loss or damage in respect of the Premises arising out of a breach of this Clause, the Tenant shall forthwith repair or remedy the same at its own costs to a good condition failing which the Landlord, its employees or agents shall have the right to enter the Premises, and to break into the Premises if necessary, for the purpose of effecting the relevant repair work and all the relevant costs incurred therefor shall be borne by the Tenant who shall also be liable for all losses and damages arising from the said breach by the Tenant, including but not limited to losses and damages sustained by the Landlord, the Tenant or any other third party(ies). If the Tenant shall fail to comply with the Landlord’s request to close any open door(s) or window(s), the Landlord shall have the right, but not obliged, to send a representative to close the same but the exercise of the aforesaid right by the Landlord shall not relieve the Tenant from its liability under this Clause.

2.20 (Service entrances and lifts) To load and unload goods only at such times and through such service entrances and by such service lifts as shall be designated by the Landlord for this purpose from time to time.

2.21 (Refuse and garbage removal) To be responsible for the removal of garbage and refuse from the Premises and to dispose of such garbage and refuse only in those areas in the Building as shall be designated by the Landlord from time to time.

2.22 (Conducting of business) To conduct such business of the Tenant which will not prejudice the goodwill and reputation of the Building as a first class office building.

2.23 (Indemnity against breach) To indemnify and keep the Landlord fully indemnified from and against all actions claims losses damages expenses and legal costs which the Landlord may suffer or incur as a result of or arising from any of the Tenant’s breach non-observance or non-performance of any term condition agreement or stipulation contained in this Tenancy Agreement or arising out of any works carried out by the Tenant at any time during the Term to the Premises or arising out of anything attached to or projecting from the Premises affixed and/or installed by the Tenant now or during the Term or arising from any act neglect or default of the Tenant.

2.24 (Wavier of Pre-emptive Right) The Landlord hereby informs the Tenant that the Landlord may sell or mortgage the Premises or the Building thereof and the Tenant hereby acknowledges that the Tenant is aware of the same. The Tenant agrees to waive or renounce its pre-emptive right to purchase the Premises.

Clause 3 – Landlord’s Obligations

The Landlord agrees with the Tenant as follows:

3.1 (Quiet enjoyment) Subject to the payment by the Tenant of the Rent, the Management Fees and other payments hereby agreed to be paid at the time and in the manner herein provided and the observance and performance of the terms conditions agreements and stipulations contained in this Tenancy Agreement to be observed and performed by the Tenant, the Tenant shall be allowed to peacefully hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through the Landlord provided that the Tenant acknowledges that the Landlord or the Property Manager shall have the right to carry out renovation alteration and/or repair works within, outside and/or above the Building and that fitting-out works may be carried out by the Landlord and/or other tenants of the Building.

3.2 (Roof and main structure) To keep the main structural parts of the Building in a proper state of repair.

3.3 (Decoration) To carry out all necessary decoration to the common areas of the Building as and when the Landlord shall deem necessary.

3.4 (Cleaning) To keep the common areas, public toilets and other parts of the Building for common use clean and in proper condition.

3.5 (Common Facilities) To maintain the lifts, escalators, fire and security services equipment, air-conditioning system and other common facilities of the Building in proper working order.

3.6 (Directory boards) To provide standard directory boards in the lobby of the Building and on the relevant floor(s) and to allot space thereon for the Tenant’s name to be affixed thereon in such uniform lettering or characters as shall be designated by the Landlord.

3.7 (Air-conditioning) To provide air-conditioning services to the Premises daily from Monday to Friday from 7:30 a.m. until 8:00 p.m. (other than the public holidays) or within such hours as shall from time to time be specified by the Landlord. No air-conditioning services will be provided on Saturdays, Sundays and public holidays. If the Tenant shall require air-conditioning services outside the hours specified by the Landlord as aforesaid the Landlord may provide the same to the Tenant on receiving reasonable prior notice from the Tenant. The charges for such additional air-conditioning services shall be determined by the Landlord and notified to the Tenant from time to time. The Tenant shall forthwith pay the charges thereof on receipt of the demand note in respect of such additional air-conditioning services.

Clause 4 – Restrictions and Prohibitions

The Tenant hereby agrees with the Landlord as follows:

4.1 (Installation and alteration) Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld) to erect install or alter any fixtures fittings partitioning or other erection or installation in the Premises or any part thereof or to make or permit or suffer to be made any installations in or additions to the electrical wiring piping ducting and any other installations or to install or permit or suffer to be installed any equipment apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical wiring piping or ducting or which consumes electricity not metered through the Tenant’s separate meter. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary. In carrying out any approved work hereunder the Tenant and its employees agents contractors and workmen shall cooperate fully with the Landlord and all the employees agents contractors and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant its employees agents contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord or its representative in connection with the carrying out of such work.

4.2 (Criteria for commencing business) Not to use or occupy the Premises for the commencement of or operation of business (whether temporarily or otherwise) unless and until the Tenant (i) has obtained all necessary unconditional completion/approval certificate(s) duly issued by the competent authorities in respect of all works and installation to the Premises which is/are legally required for commencing business or operation of business at or in the Premises; and (ii) has deposited with the Landlord at all times during the Term the relevant valid completion/approval certificate(s); failing which the Landlord may at its discretion refuse to provide the necessary facilities and services to the Premises including the electricity supply and air-conditioning services.

4.3 (Signs) Not to affix or display or permit or suffer to be affixed or displayed within or outside the Premises any signboard sign decoration advertising matter or other device whether illuminated or not which may be visible from outside the Premises. The Landlord shall have the right to remove the same at the cost and expense of the Tenant Provided that:

(i)	the Tenant shall be entitled to have its name displayed in English and Chinese in lettering and/or characters designated by the Landlord on the directory boards in the lobby and the relevant floor(s) of the Building-;, such lettering and characters and any additions or alterations thereto will be affixed thereon by the Landlord at the Tenant’s expense; and

(ii)	the Tenant shall be entitled at its own expense to affix its name on its main entrance door in lettering and/or characters of dimensions approved by the Landlord.

Save as provided in (i) and (ii) above, the Tenant shall not do or permit or suffer any act which may alter or otherwise adversely affect the external appearance of the Premises or the Building.

4.4 (User) Not to use or permit or suffer the Premises to be used for any purpose other than as an office under the name of the Tenant only.

4.5 (Illegal or immoral use) Not to use or permit or suffer the Premises to be used for any illegal immoral or improper purpose.

4.6 (No touting) Not to permit any touting or soliciting for business or the distributing of any pamphlets notice or advertising matter outside the Premises or anywhere within or near the Building by any of the Tenant’s employees or agents.

4.7 (Auction and Exhibition) Not to hold or permit or suffer to be held in the Premises any exhibition auction or other sale of things or properties of similar nature.

4.8 (Sleeping or domestic use) Not to use or permit or suffer the Premises or any part thereof to be used as sleeping quarters.

4.9 (Manufacture or storage of goods) Not to use or permit or suffer the Premises to be used for the production or manufacture of goods or merchandise nor for the storage of goods and merchandise other than samples and exhibits in small quantities reasonably required in connection with the Tenant’s business in the Premises.

4.10 (Combustible or dangerous goods) Not to keep or store or permit or suffer to be kept or stored in the Premises any arms ammunition gun-powder salt-petre kerosene or other explosive or combustible substance or hazardous or unlawful goods and not at any time during the Term to allow the Premises or any part thereof to be used in any way entailing a fine forfeiture or penalty against the Landlord under any laws for the time being in force in the People’s Republic of China.

4.11 (Obstruction to Passages) Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes packaging rubbish or other articles or obstructions of any kind or nature any of the entrances exits staircases landing passages escalators lifts lobbies or other part or parts of the Building in common use and the Landlord shall may without prior notice to remove and dispose of any such boxes packaging rubbish or other articles or obstructions as it sees fit without incurring any liability therefore and all costs and expenses incurred shall be borne by the Tenant.

4.12 (Articles in common area) Not to lay install affix or attach any wiring cables or other articles or things at in or upon any of the entrances exits staircases landings passages lobbies or other parts of the Building in common use without having first obtained the Landlord’s prior written consent.

4.13 (Sub-letting assigning) Not to assign underlet or otherwise part with the possession of or transfer the Premises or any part thereof or any interests therein nor permit or suffer any arrangement or transaction whereby any person who is not a party to this Tenancy Agreement obtains the use possession occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is given therefore. For the avoidance of doubts, it is expressly agreed by the Tenant that this Tenancy Agreement shall be personal to the Tenant.

4.14 (Breach of insurance policy) Not to do or permit or suffer to be done any act deed matter or thing whatsoever whereby the insurance policies on the Building and/or the Premises against loss or damage by fire and/or other insurable perils and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the rate of premium or premia thereon may be increased Provided that if as the result of any act deed matter or thing done permitted or suffered to be done by the Tenant the premium on any such policy of insurance shall be increased the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase. Furthermore, the Tenant shall provide relevant documents or render assistance to the insurance company upon its request.

4.15 (Air-conditioning) Not to install air-conditioning facilities in addition to such facilities as are provided by the Landlord.

4.16 (Parking) Not to park in obstruct or otherwise use nor permit any employee agent customer invitee or visitor of the Tenant to park in obstruct or otherwise use those areas of the Building allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas otherwise than in compliance with the Management Regulations in Clause 9 hereof.

4.17 (Use of building name) Not without the prior written consent of the Landlord to use or permit to be used the name/logo or any part of the name/logo of the Landlord or of the Building or any picture representation or likeness of the whole or any part of such name/logo or of the Building or of the Premises in connection with the business or operations of the Tenant or for any purpose whatsoever other than to indicate the address and place of business of the Tenant only.

4.18 (Damages to walls and ceiling etc.) Not without the prior written consent of the Landlord to cut maim injure drill into mark or deface or permit or suffer to be cut maimed injured drilled into marked or defaced any doors windows walls beams structural members or any part of the fabric of the Premises or any of the plumbing or sanitary or air-conditioning apparatus or installations therein, nor without such consent of the Landlord to do any other thing which may damage or penetrate the existing floor screed or slab.

4.19 (Damage to common areas) Not to damage injure or deface any part of the common areas of the Building including without limitation the decorative features the staircases lifts escalators any trees plants or shrubs therein or thereabout.

4.20 (Nuisance or annoyance) Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the Building.

4.21 (Noise) Not to cause produce or permit or suffer to be produced at any time in the Premises any disturbing or irritating noise or any music sound or noise (including sound produced by broadcasting or any apparatus or equipment capable of producing reproducing receiving or recording sound) which may be audible outside the Premises.

4.22 (Toilet facilities) Not to use or permit or suffer to be used the toilet facilities provided by the Landlord in the Premises or in the common areas of the Building for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any foreign substance or object incompatible with their intended use and the Tenant shall pay to the Landlord on demand the whole expense of any breakage blockage or damage resulting from any breach of this Clause.

4.23 (Animals pets and infestation) Not to keep or permit or suffer to be kept any animals or pets inside the Premises and the Tenant shall at its expense take all such steps and precautions as shall be required by the Landlord to prevent the Premises or any part thereof from becoming infested by pests or vermin.

4.24 (Preparation of food and prevention of odours) Not to cook or prepare or permit or suffer to be cooked or prepared any food in the Premises or to cause or permit any offensive or unusual odors to be produced upon or emanated from the Premises.

4.25 (Aerials) Not to erect any aerial or antennae on the roof or walls of the Building nor the ceiling or walls of the Premises and not to interfere with remove dismantle or alter those common aerials or antennae (if any) provided by the Landlord.

Clause 5 – Exclusions

Unless caused through the gross negligence of the Landlord its employees or agents, the Landlord shall not be liable to the Tenant occupier or any other person whomsoever:

5.1 (Lifts escalators air-conditioning etc.) In respect of any loss of life or loss or damage or injury to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to any defect in or breakdown of any of the lifts escalators fire and security services equipment air-conditioning system telecommunication services system or any other facilities of and in the Premises or the Building; or

5.2 (Electricity/water supply) In respect of any loss of life or loss or damage or injury to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to any failure malfunction explosion or suspension of the electricity or water supply to the Building or the Premises; or

5.3 (Fire and overflow of water and vermin) In respect of any loss of life or loss or damage or injury to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to fire or the escape of fumes smoke odours or any substance or thing or the overflow or leakage of water from anywhere within the Building or the influx of rain water or storm water into the Building or the Premises or the activity of rats or other vermin in the Building; or

5.4 (Security) For the security or safekeeping of the Premises or any persons or contents therein and in particular but without prejudice to the generality of the foregoing the provision (if any) by the Landlord or the Property Manager of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord or the Property Manager as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant; or

5.5 (Non-enforcement of the Management Regulations) In respect of any loss of life or loss or damage or injury however caused by or arising from any non-enforcement of the Management Regulations under Clause 9 or non-observance thereof by any party;

No Rent or the Management Fees payable by the Tenant hereunder or any part thereof shall be abated or cease to be payable on account of any of the foregoing circumstances.

Clause 6 – Abatement of Rent

If the Premises or any part thereof shall be destroyed or so damaged by fire bad weather Act of God force majeure or other cause not attributable directly or indirectly to any act or default of the Tenant as to render the Premises unfit for use and occupation the Rent hereby agreed to be paid or a part thereof proportionate to the nature and extent of the damage sustained shall cease to be payable until the Premises shall have been restored or reinstated Provided Always that the Landlord shall be under no obligation to repair or reinstate the Premises if in its opinion it is not reasonably economical or practicable so to do and Provided Further that if the whole or substantially the whole of the Premises which have been destroyed or rendered unfit for use and occupation shall not have been repaired and reinstated within six months of the occurrence of the destruction or damage either party hereto shall be entitled at any time before the same are so repaired and reinstated to terminate the Tenancy Agreement by notice in writing to the other but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements terms and conditions herein contained or of the Landlord in respect of the Rent the Management Fees and other charges payable hereunder prior to the coming into effect of such termination.

Clause 7 – Default

It is hereby further expressly agreed and declared as follows:

7.1 (Default) Entirely without prejudice to the provisions of Clause 8.1, if (i) the Rent, the Management Fees and/or other amounts payable by the Tenant under this Tenancy Agreement or any part thereof (including but not limited to the other overdue charge and so on) shall be unpaid for fourteen (14) days after the same shall have become payable (whether the Tenant has been demanded to pay or not); or (ii) there has been any breach non-observance or non-performance by the Tenant of any of the terms agreements stipulations or conditions hereof; or (iii) any of the assetsor properties of the Tenant has been seized or confiscated or levied by the People’s Court or any competent authority; or (iv) the Tenant shall become bankrupt or being a corporation shall go into liquidation; or (v) any petition shall be filed for the bankruptcy or winding up of the Tenant; or (vi) the Tenant shall otherwise become insolvent (including but not limited to situations where amounts payable by the Tenant under the relevant tenancy agreements in respect of other premises of the Towers shall not have been fully paid for fourteen (14) days after the relevant due dates) or make any composition or arrangement with its creditors or shall suffer any execution to be levied on the Premises (each such case a “Default”), THEN the Landlord may EITHER disconnect all electricity, air-conditioning, water, telephone, internet, other utility services and/or supplies to the Premises on giving a three (3) days’ prior written notice to the Tenant of the Landlord’s intention to do so. If such Default(s) has/have not been remedied within seven (7) days after such written notice has been served by the Landlord to the Tenant, the Landlord shall be entitled to exercise the following rights (“Remedial Rights”):

(i)	to enter or re-enter on the Premises or any part to repossess the entire Premises;

(ii)	to terminate this Tenancy Agreement absolutely but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained;

(iii)	not to return the Deposit and other deposits paid by the Tenant as part of the damages for the Tenant’s breach without prejudice to the Landlord’s right of deduction in accordance with Clauses 7.6 and 8 and the Landlord’s right to claim for further damages and compensation; and

(iv)	to do all lawful things and/or to take all lawful actions which the Landlord considers necessary or desirable to remedy the Default(s).

All relevant costs and expenses incurred by the Landlord in connection with the disconnection and the subsequent re-connection of the electricity, air-conditioning, water, telephone, internet and/or, other utility services and/or supplies to the Premises shall be borne and paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from the Deposit paid by the Tenant in accordance with Clause 8 hereof.

7.2 (Default on the Deposit and Advance Payment) If the Tenant fails to pay the full amount of the Deposit and Advance Payment specified in Part 5 of the Schedule to this Tenancy Agreement on or before signing this Tenancy Agreement and in such manner specified in the Tenancy Agreement, the Landlord shall be entitled to exercise the following rights without any advance notice and the Tenant is not allowed to raise any objection or claim against the landlord:

(i)	disconnect all electricity, air-conditioning, water, telephone, internet and/or, other utility services and/or supplies to the Premises (if applicable);

(ii)	to enter or re-enter on the Premises or any part thereof to repossess the entire Premises (if applicable);

(iii)	to terminate this Tenancy Agreement absolutely but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained;

(iv)	not to return the Advance Payment (if any) and Deposit (if any) and other deposits (if any) paid by the Tenant as part of the damages for the Tenant’s breach without prejudice to the Landlord’s right of deduction in accordance with Clauses 7.6 and 8 and the Landlord’s right to claim for further damages and compensation; and

(v)	to do all lawful things and/or to take all lawful actions which the Landlord considers necessary or desirable to remedy the Default(s).

All relevant costs and expenses incurred by the Landlord in connection with the disconnection and the subsequent re-connection of the electricity, air-conditioning, water, telephone, internet and/or, other utility services and/or supplies to the Premises shall be borne and paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from the Deposit paid by the Tenant in accordance with Clause 8 hereof.

7.3 (Acceptance of Rent and Management Fees) Acceptance of Rent and/or Management Fees and/or other amounts by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained and on the Tenant’s part to be observed and performed.

7.4 (Payment Order) Any Rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof. In such a case, the Landlord may apply for Payment Order issued by the People’s Court in accordance with Article 191 of the “PRC Civil Procedure Law” and all costs and expenses thus incurred shall be borne by the Tenant.

7.5 (Overdue Charge) Without prejudice to the Landlord’s other rights and remedies in respect of such default, if the Rent, the Management Fees or any other charges payable by the Tenant under this Tenancy Agreement or any part thereof shall not be paid in the manner and at the time specified in Clause 1 hereof, then the Landlord is entitled to an Overdue Charge on any sum payable by the Tenant hereunder not paid on the due date at the rate of 0.1% on the due but unpaid amount per day calculated on a daily basis from the due date up to the day before the date of actual payment (both days inclusive).

7.6 (Undertaking) Save and except in the event of force majeure during the agreed Term, the Tenant shall under no circumstances terminate this Tenancy Agreement prior to the expiration of the Term. If this Tenancy Agreement is terminated prematurely or cannot be performed due to causes of the Tenant, the Landlord shall not be required to return to the Tenant the Deposit and other deposits (if any) already paid. Further, the Tenant shall also be required to pay all the rentals that should be payable during the un-performed term of the Tenancy Agreement (i.e. the aggregate sum of the Deposit paid by the Tenant and the rentals should be payable during the un-performed term shall be regarded as damages for breach of contract payable by the Tenant to the Landlord due to the Tenant’s early termination or being unable to perform. In case the loss to the Landlord caused by such termination exceeds the damages that should be payable during the un-performed term of the Tenancy Agreement, the Tenant shall be liable to indemnify the Landlord for such exceeding loss. The Landlord shall have the right to offer the Premises to other tenants so as to minimize the loss that may arise from the Tenant’s breach of contract.

7.7 (Exercise of right) A written notice served by the Landlord on the Tenant in manner herein mentioned to the effect that the Landlord thereby exercises the power of re-entry and determination of the Tenancy Agreement herein contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord. Upon dispatch of the written notice of re-entry, the Premises shall be deemed to have been repossessed by the Landlord and the Tenant shall be deemed evicted. Thereafter, the Landlord shall be entitled to dispose of the Premises and any items or chattels left on the Premises in such manner as it thinks fit without incurring any liability to the Tenant therefore.

Clause 8 - Deposit

8.1 (The Deposit) The Tenant shall on the signing hereof deposit with the Landlord the Deposit in Renminbi specified in the Schedule to this Tenancy Agreement. The Deposit shall be retained by the Landlord throughout the Term free of any interest and in the event of any breach or non-observance or non-performance by the Tenant of any of the agreements stipulations or conditions aforesaid which fall within the stipulations or conditions of Clause 7.1 or Clause 7.2 or Clause 7.6 of this Tenancy Agreement, the Landlord shall be entitled not to return the Deposit to the Tenant pursuant to the relevant terms of the aforesaid Clauses relating to the Deposit. Notwithstanding the foregoing, the Landlord shall be entitled at its option to deduct immediately after the occurrence of any breach non-observance or non-performance of any agreement stipulation or condition of this Tenancy Agreement from the Deposit the amount of any monetary loss incurred by the Landlord as a consequence of such breach non-observance or non-performance with or without prior notice to the Tenant. The exercise of such right by the Landlord shall be at its own absolute discretion. In the event of deduction being made by the Landlord from the Deposit, the Tenant shall, as a condition precedent to the continuation of the tenancy, deposit with the Landlord the amount so deducted within 7 days after the receipt of the written notice of the Landlord demanding the same and if the Tenant shall fail to do so, the Landlord shall forthwith be entitled to exercise all of its Remedial Rights.

8.2 (Repayment of the Deposit) Subject as aforesaid in Clause 8.1, the Deposit shall be refunded to the Tenant by the Landlord without interest within thirty (30) days after (a) the expiration of this Tenancy Agreement and the delivery of vacant possession to the Landlord in accordance with Clause 2.14 above; (b) the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the agreements stipulations or conditions herein contained and on the part of the Tenant to be observed and performed; (c) the relevant telephone telecommunication authorities have cleared the Tenant’s telephone telecommunication accounts and the Landlord has cleared the Tenant’s electricity accounts; and (d) the Landlord has deducted the electricity charges, telephone charges and other amounts payable by the Tenant (if any) (the “Amount Payable”) up to the expiry or early termination of this Tenancy from the original security deposit; whichever is the latest. The Deposit shall be refunded to the Tenant without interest in the same amount as it was paid to the Landlord, subject, however, to the Landlord’s right to make deduction, withholding or set off according to the terms of this Tenancy Agreement.

Clause 9 - Management Regulations

9.1 (Introduction of Management Regulations) The Landlord reserves the right from time to time and by notice in writing to the Tenant to make introduce amend adopt or abolish such management rules and regulations (“Management Regulations”) as it may consider necessary for the control of the use of parking spaces, fitting-out works entry and exit of the Building, operation management and maintenance of the Building and/or the Development as a first class development and for the compliance of the relevant laws regulations or requirements imposed by the competent authorities.

9.2 (Conflict) Such Management Regulations shall be supplementary to the terms and conditions contained in this Tenancy Agreement and shall not in any way deprive the terms and conditions herein of their effects. In the event of conflict between such Management Regulations and the terms and conditions of this Tenancy Agreement, the terms and conditions of this Tenancy Agreement shall prevail.

Clause 10 – Interpretation and Miscellaneous

10.1 (Headings and indices) The headings and indices (if any) are intended for guidance only and do not form part of this Tenancy Agreement nor shall any of the provisions of this Tenancy Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

10.2 (Condonation not a waiver) No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or from time to time of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall it be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

10.3 (Landlord’s rights regarding common areas and common facilities) The Landlord reserves the right to remove cancel relocate or otherwise change or carry out any alteration or addition or other works to the common areas and common facilities of the Building and such other part or parts of the Building (other than the Premises) and to restrict the access or rights of way thereof from time to time and in such manner as the Landlord may in its absolute discretion deem fit without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability whatsoever to the Tenant therefor.

10.4 (Service of notices) Any notice required to be served hereunder shall be in writing and shall be sufficiently served on the Tenant if addressed to the Tenant and sent by prepaid post to or delivered by hand at the Premises or the Tenant’s last known place of business or residence in Beijing China and shall be sufficiently served on the Landlord if addressed to the Landlord and sent by prepaid post to or delivered by hand at the address given in this Tenancy Agreement or any other address which the Landlord may notify to the Tenant from time to time.

10.5 (Exclusion of warranties) This Tenancy Agreement sets out the full agreement reached between the parties and supercedes all prior representations, agreements, covenants or warranties. No other representations or warranties have been made or given relating to the Landlord or the Tenant or the Building or the Premises and if any such representation or warranty has been made given or implied the same is hereby waived.

10.6 (Name of Building) The Landlord reserves the right to name the Development and/or the Building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change alter substitute or abandon any such name without any compensation to the Tenant nor incurring any liability to the Tenant and no Rent or Management Fees or other fees payable by the Tenant hereunder or any part thereof shall be abated or cease to be payable Provided that the Landlord shall give the Tenant notice of its intention so to do.

10.7 (Business License) Prior to the signing of this Tenancy Agreement, the Tenant shall produce to the Landlord for inspection a copy of business license issued by the Government of the People’s Republic of China in the case where the Tenant is incorporated and registered in the People’s Republic of China, and the Tenant shall produce to the Landlord for inspection a copy of the registration certificate issued by the relevant competent authorities in case where the Tenant is incorporated and registered outside the People’s Republic of China, Hong Kong, Macau or Taiwan, also the by-laws or the memorandum and articles of association of the Tenant and a certified copy of the board minutes of the Tenant authorizing the Tenant’s representative to execute this Tenancy Agreement (if any). Without prejudice to the foregoing, the Tenant represents and warrants to the Landlord that it has all requisite power and authority to execute and deliver this Tenancy Agreement and to perform its obligations hereunder, and that the person signing this Tenancy Agreement on behalf of the Tenant has been duly authorized to do so by all necessary corporate or other action of the Tenant and produce to the Landlord of such relevant Power of Attorney. During the term of this Tenancy Agreement, the Tenant shall provide to the Landlord from time to time an updated copy of the business license or registration certificate should there be any changes thereto.

10.8 (Condition of Premises) Subject to the execution of this Tenancy Agreement and compliance with and performance of the terms and conditions under this Tenancy Agreement by the Tenant, the Premises shall be delivered to the Tenant on an “as is” basis as at the date on which possession thereof is to be delivered to the Tenant by the Landlord. The Tenant shall, in accordance with this Tenancy Agreement, accept the Premises so delivered as tenantable and in compliance with the “Code for Inspection and Acceptance of Fire Prevention”.

10.9 (Costs and Expenses) Unless the laws and regulations of the People’s Republic of China provide to the contrary in which event such contrary provisions shall apply, all expenses including stamp duty for and incidental to the creation of this Tenancy Agreement shall be borne equally by the Landlord and the Tenant. Each party shall bear its own legal costs, if any.

10.10 (Governing Law and Jurisdiction) This Tenancy Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China. Should any dispute arise under this Tenancy Agreement and resolution thereof cannot be reached through consultation between the Landlord and the Tenant, then either party may submit the dispute to a competent People’s Court in Beijing Municipality.

10.11 (Execution and Language) This Tenancy Agreement shall be executed in Chinese version in triplicate. The English translation of this Tenancy Agreement, if so provided by the Landlord, is for the Tenant’s reference only. The Landlord does not warrant or represent that the contents of the English translation and the meaning conveyed by its wordings are the same as the Chinese version. In case of conflict and inconsistency, the Chinese version shall prevail.

10.12 (Confidentiality clause) The Tenant hereby declare and warrant that the Tenant shall at any time be obliged to keep confidential all the information obtained including but not limited to the terms of this Tenancy Agreement, other agreements, statements, the contents of any discussions or negotiations between the parties prior to the signing of this Tenancy Agreement or the Landlord’s trade secret acquired due to the leasing of the Premises, and shall take such actions including but not limited to taking effective measures to prevent the aforesaid contents or trade secrets from being disclosed to any third party (other than the disclosure to the Tenant’s legal adviser or employees or agents in connection with the signing and execution of this Tenancy Agreement; and other than disclosure by the Landlord in compliance with the judicial or administrative orders legally made by state organs, governmental institutions, courts or social organizations) and refraining from using the aforesaid contents or trade secrets in any form, failing which the Tenant shall be deemed to be in breach of Clause 7.1 hereof, the Landlord shall be entitled to exercise all the Remedial Rights according to such clause.

APPENDIX TWO ABOVE REFERRED TO – SPECIAL CONDITIONS

Unless otherwise expressly agreed, if there is any inconsistency between the terms of any part of this Tenancy Agreement and those of the Special Conditions, the terms of the Special Conditions shall prevail.

1. (Guarantee) In consideration of the Landlord’s agreeing to enter into separate tenancy agreements with (hereinafter the “Other Tenant” for the purpose of this Clause 1 of the Special Conditions) with respect to Units 3,5,6 on Level 3 ,Office Tower W1 at the request of the Tenant based on the “Co-Tenancy Right” of the Special Conditions, the Tenant hereby guarantees the due observance and performance of the obligations of the Other Tenant under its tenancy agreement subject to and upon the following terms and provisions:

(a)	the Tenant hereby agrees to accept and return Units 1,2,3,4,5,6 on Level 3 ,Office Tower W1 as a whole on “delivery” basis. The use of the Fixtures and Fittings listed out in Appendix 4 to this Tenancy Agreement shall be shared by the Tenant and the Other Tenant. The Tenant and the Other Tenant shall separate or partition the Premises for the purpose of each of its own independent business operations. The Tenant and the Other Tenant shall jointly and severally assume or undertake all the liabilities and responsibilities in connection with any losses damages and claims arising out of any improper separation or partitioning of the Premises and provided the Landlord shall not be liable whatsoever for any of the said losses damages or claims. The Tenant and the Other Tenant further, jointly and severally, warrant that they shall indemnify the Landlord in full against any such losses, damages or claims, including without limitation, any legal costs incurred therefrom;

(b)	the Tenant hereby agrees that all outgoings such as electricity fee, water fee and cooling water fee for air-conditioning and so on incurred in respect of Units 1,2,3,4,5,6 on Level 3 ,Office Tower W1, shall be borne by the Tenant and the Other Tenant respectively on the basis of the proportion of their respective leased floor area over the total floor area leased to both of them;

(c)	the Tenant shall irrevocably guarantee and assume all responsibility (as defined under the Security Law of the PRC) in relation to any or all indebtedness owed by and all obligations of the Other Tenant from time to time under their respective tenancy agreements and any claims in relation to the said responsibility shall be paid to the Landlord in full within 14 days, or such longer period as the Landlord and the Tenant may mutually agree in writing, of a written demand from the Landlord. If the Tenant fails to pay the Landlord in accordance with this clause, the Tenant shall be deemed to be in breach of Clause 7.1 of this tenancy agreement and the Landlord shall be entitled to exercise the Remedial Rights thereunder against the Premises in its entirety;

(d)	if the Other Tenant commits a breach of Clause 7.1 or Clause 7.2 under the relevant tenancy agreement with the Landlord and the Landlord has the right to terminate the relevant tenancy agreement prior to the expiration of the tenancy term or the Other Tenant terminates the relevant tenancy agreement prior to the expiration of the tenancy term save and except in the event of force majeure, the Tenant shall then resume its responsibility under the said tenancy agreement in place of the Other Tenant and, including without limitation, pay the Landlord all of the rent in respect of the entire unexpired term of the relevant tenancy agreement upon the Landlord’s demand;

(e)	the Landlord shall not be required to first make a demand or obtain judgment against the Other Tenant before exercising its rights under this Clause 1 of the Special Conditions;

(f)	the Tenant shall absolutely bear the costs, including but not limited to legal costs (plus disbursements) and court fees, for making any valid and reasonable demand under this Clause 1 of the Special Conditions or otherwise for enforcing the Landlord’s right hereunder; and

(g)	the laws of the PRC shall be the governing law of the guarantee under this Clause 1 of the Special Conditions and the parties agree to submit to the courts in Beijing of the PRC in the event of any unresolved dispute in respect of this guarantee.

2. (The use of Common Area) Subject to the Tenant’s due observance and performance of the terms and conditions of this Tenancy Agreement, the Landlord agrees to grant and the Tenant agrees to take the license of using part of the common area on Level 3, Office Tower W1, The Towers, Oriental Plaza, Beijing, the gross floor area is about 8.25 square meters (hereinafter the “Common Area”, as shown for identification purpose only demarcated on the plans annexed hereto as Appendix Five) from 1 December 2010 to the Expiry Date of the Term or early termination date of the Term under the Tenancy Agreement (hereinafter the “license term”). The Common Area shall be used as an office under the name of the Tenant only.

(1) The Common Area’s Rent, Management fees and Deposit:

(i) Rent:	Renminbi 1,196.25 per calendar month, payable according to the terms hereof

(ii) Management Fees:	Renminbi 288.75 per calendar month, payable according to the terms hereof

(iii) Deposit:	Upon signing of this Tenancy Agreement, the Tenant shall pay to the Landlord the Deposit (“the Depoist of the Common Area”) in Renminbi 4,455.00 to secure the due observance and performance by the Tenant of the terms provisions of the Tenancy Agreement in relation to in the using of the Common Area and to be observed and performed by the Tenant. The reservation and deduction and complement and refund of the Deposit of the Common Area hereto shall also be applicable to the Deposit of the Common Area.

(2) As the use of the Common Area, the Tenant ensures and warrants to the Landlord that:

(i) the Tenant hereby ensures that during the period of its using the Common Area, all passage ways for fire escape or security of the Common Area shall at all times be unobstructed and also ensures that all relevant national or Beijing city regulatory requirements in relation thereto together with the inspection and regulatory requirement from time to time thereunder shall be duly complied with and conformed. As for such Common Area is the public place, the Tenant shall only be allowed to use such Common Area Provided that the Tenant shall not restrict the employees or the authorized representatives of the Landlord, other tenants or the third parties to reasonably access, use, temporarily or regularly maintain such Common Area or execute their duties. The employees or authorized representatives of the Landlord shall have the right to enter the Common Area upon serving a reasonable prior notice to the Tenant except that in the event of emergency, before entering the Landlord or the third party shall not be required to give any prior notice to the Tenant. The Tenant and its employees or authorized representatives shall observe and perform any of the provisions contained in the Regulations as may from time to time be adopted by the Landlord.

(ii) The Tenant shall connect all the illuminative facilities at and of the Common Area to the electricity meter of the Premises at its own costs and expenses on or before the execution of the Tenancy Agreement. The Tenant shall carry out any necessary repair and maintenance of the internal fitting-out works and various facilities of the Common Area at the costs and expenses of The Tenant. The Tenant agrees that it shall be responsible for the hygienic work and the security of the Common Area. The Landlord is not required to assign any person for such hygienic work and security. During the license term, The Tenant shall keep and maintain keep the Common Area and all the facilities installations equipment fittings decorations etc. in good repair and condition, and shall be fully responsible for any injury or damage caused to any person or property or damages of any facility installation equipment fittings decoration etc within the Common Area due to the Tenant’s improper use. If any third party directly makes claims (including recourse to arbitration or litigation) against the Landlord due to disputes between the Tenant and such third party, the Tenant shall indemnify the Landlord against all the losses suffered and all relevant costs and expenses incurred by the Landlord.

(iii) Unless prior written consent of the Landlord, the Tenant shall not change the usage of the Common Area or not to assign sublet or otherwise part with the possession of or cause the Common Area or any part thereof transferred to or otherwise shared with any third person.

(iv) The Tenant shall at its own expenses take out the relevant insurance for the Common Area in accordance with the stipulations of taking out the third party liability insurance or the public liability insurance in the Tenancy Agreement.

(v) If the Tenant requires fitting out or renovation works of the Common Area carried out, the Tenant shall obtain prior written approval of the Landlord. Upon obtaining the Landlord’s approval, the Tenant shall strictly follow the procedures of obtaining the approval for the fitting out or renovation works from the relevant government authorities as stipulated in the Tenancy Agreement. If the Tenant carries out such fitting out works without following such stipulations, the Landlord shall be entitled to impose a penalty against the Tenant according to the Tenancy Agreement (including but not limited to suspension of water and electricity supplies and forfeiture of the Deposit and termination of the Tenancy Agreement).

(vi) The provisions under the Tenancy Agreement for the Tenant’s liability for its breach of the Tenancy Agreement shall be applied in full to this Clause. Any breach of the terms and conditions of this Clause by the Tenant shall be deemed as a breach of the Tenancy Agreement, and the Landlord shall have the right to obtain full compensation from the Tenant and terminate the Tenancy Agreement or exercise any remedial rights and entitlements in accordance with the stipulations of the Tenancy Agreement and this Clause. In addition, the Landlord shall have the right to terminate the use of the Common Area at any time and take repossession of the Common Area upon expiration of the license term. Upon such condition or expiry or termination of this Tenancy Agreement or expiry of the license term, the Tenant shall reinstate the Common Area to the condition as a bare shell to the Landlord as per the standard when the Landlord delivered the Common Area to the Tenant for usage in accordance with the relevant regulations of the delivery of the Premises to this Tenancy Agreement.

3. (Rent Free Period of the Premises) Subject to the Tenant’s due observance and performance of the terms and conditions of this Tenancy Agreement, the Landlord agrees to grant to the Tenant Rent Free Period of the Premises (Except the Rent, the Tenant shall pay the Management Fees and all other amounts payable by the Tenant pursuant to the provisions herein) as follows:

from 1 June 2011 to 30 June 2011 (both days inclusive); and

from 1 June 2012 to 30 June 2012 (both days inclusive); and

from 1 June 2013 to 30 June 2013 (both days inclusive)

Should this Tenancy Agreement be terminated before its expiration or be discharged due to the Tenant’s breach of contract, the Tenant shall pay the Landlord the full amount of Rent that has been exempted during the Rent Free Period pursuant to Part 4 of the Schedule.